EXHIBIT 12
Weyerhaeuser Company and Subsidiaries
Computation of Ratios of Earnings to Fixed Charges
For the year-to-date periods ended June 30, 2012, and June 30, 2011
(Dollar amounts in millions)

	YEAR-TO-DATE ENDED
	JUNE 30, 2012	JUNE 30, 2011
Available earnings:
Earnings from continuing operations before interest expense, amortization of debt expense and income taxes	$324	$369
Add: interest portion of rental expense	7	8
Add: undistributed loss of equity affiliates and income attributable to noncontrolling interests in subsidiaries	3	6
Available earnings	$334	$383
Fixed charges:
Interest expense incurred:
Weyerhaeuser Company and subsidiaries, excluding Weyerhaeuser Real Estate Company and other related subsidiaries	$173	$186
Weyerhaeuser Real Estate Company and other related subsidiaries	10	12
Subtotal	183	198
Less: intercompany interest	(2)	(2)
Total interest expense incurred	181	196
Amortization of debt expense	3	4
Interest portion of rental expense	7	8
Total fixed charges	$191	$208
Ratio of earnings to fixed charges	1.75	1.84

Weyerhaeuser Company with its Weyerhaeuser Real Estate Company and Other Related Subsidiaries
Accounted for on the Equity Method, but Excluding the Undistributed Earnings of Those Subsidiaries
Computation of Ratios of Earnings to Fixed Charges
For the year-to-date periods ended June 30, 2012 and June 30, 2011
(Dollar amounts in millions)

	YEAR-TO-DATE ENDED
	JUNE 30, 2012	JUNE 30, 2011
Available earnings:
Earnings from continuing operations before interest expense, amortization of debt expense and income taxes	$303	$358
Add: interest portion of rental expense	6	7
Add: undistributed loss of equity affiliates and attributable to noncontrolling interests in subsidiaries	3	5
Add: undistributed earnings before income taxes of Weyerhaeuser Real Estate Company and other related subsidiaries	(5)	(6)
Available earnings	$307	$364
Fixed charges:
Interest expense incurred	$173	$186
Amortization of debt expense	3	4
Interest portion of rental expense	6	7
Total fixed charges	$182	$197
Ratio of earnings to fixed charges	1.69	1.85